EXHIBIT 7.19
                                                                    ------------


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               TALON HOLDINGS LLC

            This Limited Liability Company Agreement (this "Agreement") of Talon Holdings LLC, dated and effective as of March 23, 2007, is entered into by and among Centerbridge Capital Partners, L.P., Centerbridge Partners Strategic, L.P., Centerbridge Capital Partners SBS, L.P. (collectively, "Centerbridge"), The Woodbridge Company Limited ("Woodbridge") and James R. Crane ("Crane" and collectively with Centerbridge and Woodbridge, each a "Member" and collectively the " Members").

            WHEREAS, Talon Holdings LLC, a Delaware limited liability company (the "Company"), Talon Acquisition Co., a Texas corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and EGL, Inc., a Texas corporation ("EGL") are parties to that certain Agreement and Plan of Merger, dated as of March 18, 2007 (the "Merger Agreement") pursuant to which Merger Sub will be merged with and into EGL, with EGL surviving that merger on the terms and subject to the conditions set forth in the Merger Agreement (the "Transaction"); and

            WHEREAS, the Members have previously entered into that certain Interim Investors Agreement, dated as of March 18, 2007 (the "Interim Investors Agreement"), setting forth the agreement of the Members with respect to the actions of the Company between the signing and closing of the Merger Agreement and certain other matters.

            NOW, THEREFORE, the Members, by execution of this Agreement, hereby form a limited liability company pursuant to and in accordance with the Act, and hereby agree as follows:

                                   ARTICLE I

                             ORGANIZATIONAL MATTERS

            1.1. Name. The name of the limited liability company formed hereby is Talon Holdings LLC.

            1.2. Certificates. James R. Crane is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware his powers as an "authorized person" ceased, and each Member thereupon became a designated "authorized person" and shall continue as a designated "authorized person" within the meaning of the Act. Subject to Article III, a Member, as an authorized person within the meaning of the Act, shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed with the Secretary of State of the State of Delaware. Subject to Article III, a Member shall execute, deliver and file, or cause the execution, delivery and filing of, any certificates (and any amendments and/or restatements thereof)


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necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business.

            1.3. Purposes. The purpose and business of the Company is to engage in any and all lawful acts and activity for which limited liability companies may be organized under the Act.

            1.4. Powers. Except as otherwise provided in this Agreement, the Act or any other applicable laws and regulations, the Company shall have the power and authority to take any and all actions that are necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes described herein.

            1.5. Principal Business Office. The principal business office of the Company shall be located at such location as may hereafter be determined by the Members.

            1.6. Registered Office. The address of the Company's registered office in Delaware is at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

            1.7. Registered Agent. The name and address of the registered agent in Delaware for service of process are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

            1.8. Members. The names and mailing addresses of the Members, and their respective capital contributions, are as follows:

      ---------------------------------------------------------------------
                  Name                     Address             Capital
                                                             Contribution
      ---------------------------------------------------------------------
      Centerbridge Capital         c/o Centerbridge            $309.26
      Partners, L.P.               Partners, L.P., 31 West
                                   52nd Street, 16th
                                   Floor, New York, New
                                   York 10019
      ---------------------------------------------------------------------
      Centerbridge Capital         c/o Centerbridge             $10.88
      Partners Strategic, L.P.     Partners, L.P., 31 West
                                   52nd Street, 16th
                                   Floor, New York, New
                                   York 10019
      ---------------------------------------------------------------------
      Centerbridge Capital         c/o Centerbridge             $6.86
      Partners SBS, L.P.           Partners, L.P., 31 West
                                   52nd Street, 16th
                                   Floor, New York, New
                                   York 10019
      ---------------------------------------------------------------------
      The Woodbridge Company       65 Queen Street West        $163.00
      Limited                      Suite 2400
                                   Toronto, Canada M5H 2M8
      ---------------------------------------------------------------------
      James R. Crane               c/o EGL, Inc.               $510.00
                                   15350 Vickery Drive
                                   Houston, Texas 77032
      ---------------------------------------------------------------------


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            1.9.  Officers. The Members may, acting in accordance with Article
III, from time to time as they deem advisable, select natural persons and designate them as officers of the Company (the "Officers") and assign titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Members, acting in accordance with
Article III, decide otherwise, if the title is one commonly used for officers of a business corporation formed under the DGCL, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office, except to the extent otherwise limited by this Agreement.

                                   ARTICLE II

                CAPITALIZATION; DISTRIBUTIONS; PROFITS AND LOSSES

            2.1. Capital Contributions. The Members are deemed admitted as Members of the Company upon their execution and delivery of this Agreement. Each Member has contributed the amount set forth in Section 1.8.

            2.2. Additional Contributions. Except to the extent provided in the Equity Commitment Letter of each Member, a Member is not required to make any additional capital contribution to the Company, and without unanimous consent of the Members shall not make any additional capital contributions.

            2.3. Distributions; Profits and Losses. All distributions, profits and losses of the Company shall be allocated to the Members pro rata in proportion to their capital commitments as set forth above (which is intended to reflect the Economic Contribution of each of the parties as defined in the Interim Investors Agreement); provided, however, that notwithstanding the foregoing, the Company shall reimburse each of the Members for those costs and expenses actually incurred by them for the benefit of the Company in accordance with Section 4 of the Interim Investors Agreement (it being understood and agreed that all of the costs and expenses contemplated by Section 4 of the Interim Investors Agreement were incurred for the benefit of the Company); provided, further, however, that any such costs that are so reimbursed shall be treated as costs off the Company.

            2.4. Withholding. All distributions shall be made only after giving effect to any required withholding by the Company.

            2.5. Timing of Distributions. It is agreed that any amounts contemplated by Section 4 of the Interim Investors Agreement that are received by the Company will be distributed to the Members promptly upon receipt thereof by the Company. All other distributions shall be made at the times and in the aggregate amounts determined by the all of the Members. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not


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make a distribution to the Members on account of their interests in the Company if such distribution would violate the Act or other applicable law.

                                  ARTICLE III

                               MEMBERS AND ACTIONS

            (a) General. The Company shall be managed by its Members. The Members shall make all decisions regarding the actions of the Company in accordance with the provisions of the Interim Investors Agreement.

                                   ARTICLE IV

                               GENERAL PROVISIONS

            4.1. Effect of Interim Investors Agreement. It is the agreement and intent of the Members that the Interim Investors Agreement shall continue be fully applicable to the Members, mutatis mutandis so as to reflect the nature of the Company as a limited liability company, and that each of the terms of the Interim Investors Agreement shall remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Interim Investors Agreement.

            4.2. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

            4.3. Assignments/Transfers. No Member may transfer or assign its rights hereunder without the consent of all the Members; provided, however, that a Member shall be permitted to syndicate all or a portion of the equity commitment of such Member as set forth in its Equity Commitment Letter (and to assign or transfer the corresponding portion of such Member's interest in the Company) to an affiliate or affiliated fund without the consent of any Member; provided, further, however, that following such syndication, assignment and transfer, all voting and control over the interests held by such Member and/or and its transferees (such Member's "Affiliated Group") shall be allocated to one member of the Affiliated Group of such Member (the "Deciding Member"), and the decision of the Deciding Member as to any action shall be binding on all members of the Affiliated Group. The Members also agree that Crane may assign his interest hereunder to a partnership or limited liability company to be formed by him, the partners or members of which will consist of Crane and certain other members of management of EGL. Nothing contained in this Section 4.3 shall be deemed to limit Crane's right to syndicate all or a portion of the cash portion of his equity commitment as set forth in Section 2(c) of the Interim Investors Agreement.



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



            4.4. Dissolution. (a) The Company shall dissolve and its affairs shall be wound up upon the written consent of all of the Members or the entry of a decree of judicial dissolution under Section 18-802 of the Act.

            (b) The bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and, upon the occurrence of such an event, the business of the Company shall continue without dissolution.

            (c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in
Section 18-804 of the Act.

            (d) Upon the cancellation of the Certificate of Formation of the Company in accordance with the Act, the Company and this Agreement shall terminate.

            4.5. Severability of Provisions. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

            4.6. Entire Agreement. This Agreement, together with the Interim Investors Agreement, constitutes the entire agreement of the Members with respect to the subject matter hereof.

            4.7. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

            4.8. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed by all of the parties hereto.

            4.9. Sole Benefit of the Members. Except as expressly provided in this Agreement, the provisions of this Agreement are intended solely to benefit the Members and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third-party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any contributions or payments to the Company.





            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


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            IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.





                                 /s/ James R. Crane
                                 ---------------------------------------------
                                 James R. Crane











                  (Signature page continued on following page)


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                                 THE WOODBRIDGE COMPANY LIMITED



                                 By:  /s/ Sarah Lerchs
                                      ------------------------------------
                                      Name:   Sarah Lerchs
                                      Title:  Senior Counsel











                  (Signature page continued on following page)





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                                 CENTERBRIDGE CAPITAL PARTNERS, L.P.

                                 By:      Centerbridge Associates, L.P.,
                                          its general partner

                                 By:      Centerbridge GP Investors, LLC,
                                          its general partner

                                 By:      /s/ Steven Price
                                          --------------------------------------
                                          Name:  Steven Price
                                          Title: Senior Managing Director

                                 CENTERBRIDGE CAPITAL PARTNERS
                                 STRATEGIC, L.P.

                                 By:      Centerbridge Associates, L.P.,
                                          its general partner

                                 By:      Centerbridge GP Investors, LLC,
                                          its general partner

                                 By:      /s/ Steven Price
                                          --------------------------------------
                                          Name:  Steven Price
                                          Title: Senior Managing Director


                                 CENTERBRIDGE CAPITAL PARTNERS
                                    SBS, L.P.

                                 By:      Centerbridge Associates, L.P.,
                                          its general partner

                                 By:      Centerbridge GP Investors, LLC,
                                          its general partner

                                 By:      /s/ Steven Price
                                          --------------------------------------
                                          Name:  Steven Price
                                          Title: Senior Managing Director